UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On July 18, 2024, Inseego Corp. (the “Company”) entered into an agreement with a holder (the “Holder”) of approximately $4.7 million in principal amount of the Company’s outstanding 3.25% convertible notes due 2025 (the “2025 Notes”), pursuant to which the Company agreed to repurchase the Holder’s 2025 Notes in exchange for (i) 349,740 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) warrants (the “Warrants”) to purchase an aggregate of 236,074 shares of Common Stock, plus accrued interest.

On July 19, 2024, the Company and the Holder consummated the repurchase of the Holder’s 2025 Notes, and the Company issued the Shares and the Warrants to the Holder. The Warrants have an exercise price of $13.37 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will expire four years from the date of issuance, are exercisable on a cash basis and are otherwise in substantially the same form as the warrants issued by the Company to certain of its lenders, as summarized and filed as an exhibit to the Current Report on Form 8-K filed by the Company on July 1, 2024. The Company granted the Holder customary registration rights with respect to the Shares and the shares of Common Stock issuable upon exercise of the Warrants.

To date, the Company has repurchased or entered into binding agreements to repurchase and/or exchange approximately $135.5 million or 83.7% of face value of the outstanding 2025 Notes.

The Shares and the Warrants have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and were offered in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder and, as applicable, corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Holder represented and warranted to the Company that it is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: July 22, 2024	By:	/s/ Steven Gatoff
Name: Steven Gatoff
Title: Chief Financial Officer

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